UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

AMENDMENT NO. 1 TO

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2011 (July 8, 2011)

RED MOUNTAIN RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-164968	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

(720) 204-1013
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

As previously reported, on July 8, 2011, Black Rock Capital, Inc. (“Black Rock”), a wholly-owned subsidiary of Red Mountain Resources, Inc. (the “Company”), entered into an agreement, effective as of July 1, 2011, that governed the relationship between Black Rock and certain other parties with respect to oil and gas leases in the Permian Basin covering approximately 1,255 gross acres (1,029 net acres) that Black Rock acquired an 82% ownership interest in.  Pursuant to the agreement, on July 25, 2011, Black Rock acquired the remaining 18% ownership interest in the land from such other parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2011	RED MOUNTAIN RESOURCES, INC.

By: /s/ Alan W. Barksdale Alan W. Barksdale Chief Executive Officer